Calculation of Filing Fee Tables
S-8
STANDARD BIOTOOLS INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock $0.001 par value per share	457(a)	1,200,000	$ 0.8815	$ 1,057,800.00	0.0001381	$ 146.08
Total Offering Amounts:						$ 1,057,800.00		$ 146.08
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 146.08
Offering Note
[1]	Note 1(a): The number of shares of common stock, par value $0.001 per share ("Common Stock") of Standard BioTools Inc. (the "Registrant") stated above consists of additional shares of Common Stock available for issuance pursuant to the Standard BioTools Inc. Amended and Restated 2017 Employee Stock Purchase Plan, as Amended (the "ESPP"). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the ESPP by reason of an event such as any stock split, stock dividend or similar adjustment effected without the Registrant's receipt of consideration that increases the number of the outstanding shares of Common Stock. Note 1(b): Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future grant or issuance under the ESPP are based upon a price of $0.8815 per share, which is the average of the high and the low price of Registrant's Common Stock as reported on The Nasdaq Global Select Market as of a date (August 3, 2026) within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources